Exhibit 99.1

FOR IMMEDIATE RELEASE

July 26, 2011

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Second Quarter Results

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 124-year-old IBERIABANK (www.iberiabank.com), reported operating results for the second quarter ended June 30, 2011. For the quarter, the Company reported income available to common shareholders of $5 million and fully diluted earnings per share (“EPS”) of $0.18. The Company incurred various costs that significantly impacted the results for the second quarter of 2011. As described below, the Company incurred acquisition and conversion costs equal to $0.15 per share, the proposed settlement of two class action lawsuits equal to $0.06 per share, FDIC loan pool impairment of $0.06 per share, and loan loss provision associated with exceptionally strong loan growth during the second quarter of 2011 equal to $0.09 per share. In addition, the FDIC covered loan portfolio had a significant decline in yield during the second quarter of 2011 as a result of estimate changes to the FDIC loss share accounting assumptions.

Daryl G. Byrd, President and Chief Executive Officer of the Company commented, “We welcome the clients of OMNI BANK, Cameron State Bank, and Florida Trust Company to our organization. We are very pleased to have successfully completed the integration and conversion of their operating systems to our Company’s platform.” Byrd continued, “The second quarter was a period of strong acquisition and organic growth. Our credit fundamentals and capital strength remain among the best in the industry.”

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The Company completed the acquisitions of OMNI BANCSHARES, Inc. (“OMNI”) and Cameron Bancshares, Inc. (“Cameron”) on May 31, 2011. In aggregate, the acquisitions added $315 million in investment securities, $878 million in loans (after discounts), and $1.2 billion in deposits ($294 million in noninterest bearing deposits and $909 million in interest bearing deposits). Financial statements reflect the impact of those acquisitions beginning on that date. OMNI was headquartered in Metairie, Louisiana, with 14 bank offices in the Greater New Orleans and Baton Rouge markets. Cameron was headquartered in Lake Charles, Louisiana, with 22 bank offices and 48 ATMs in the Lake Charles, Louisiana area. The conversions of branch and operating systems were successfully completed over the weekends of June 18-19 and July 9-10, 2011. Acquisition and conversion related costs totaled $7 million on a pre-tax basis in the second quarter of 2011, or $0.15 per share on an after-tax basis.

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IBERIABANK is party to two class action lawsuits in which the plaintiffs asserted that the practice of IBERIABANK and certain of its acquired entities to post overdraft fees for electronic transfers in a high-to-low sequence (largest transactions first) was a deceptive trade practice. This practice was long-standing and widespread in the industry, and IBERIABANK has meritorious defenses to these claims. To save the potential expense of protracted litigation and to avoid any misunderstanding with clients, IBERIABANK agreed to settle with the parties in these lawsuits, subject to court approval. IBERIABANK accrued $2.8 million, or $0.06 per share, on an after-tax basis, in connection with this settlement and associated costs.

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During the second quarter of 2011, the Company redeemed trust preferred securities with a par amount of $7.5 million at an annualized interest rate of 10.18%, with a prepayment cost of $0.4 million and annual interest savings of $0.8 million. In addition, the Company sold investment securities with a book value of $20 million and 2.1-year average life for a gain of $1.5 million.

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In connection with the prior FDIC-assisted acquisitions and in accordance with generally accepted accounting principles, the Company established homogeneous pools of loans with common characteristics. While the Company experienced no significant change in the overall health of assets covered under the FDIC loss share agreements (“Covered Assets”), the Company recorded in the second quarter of 2011 pre-tax provision expense of $2.6 million, or $0.06 per share after taxes, related to impairment of Covered Assets associated with certain selected loan pools.

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Continued asset quality strength; Nonperforming assets (“NPAs”), excluding FDIC Covered Assets and impaired loans marked to fair value that were acquired in the OMNI and Cameron acquisitions, decreased $1 million, or 1%, between March 31, 2011 and June 30, 2011. NPAs on that basis equated to 0.84% of total assets, compared to 1.01% at March 31, 2011. The Company incurred net charge-offs of $2 million, or 0.13% of average loans on an annualized basis. On a year-to-date basis, net charge-offs were $1 million, or 0.04% of average loans on an annualized basis.

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Loan growth during the second quarter of 2011 was $307 million, or 7% (27% annualized rate), excluding loans acquired from OMNI, Cameron, and Covered Assets. The Company incurred approximately $4 million in loan loss provision associated with this loan growth, or $0.09 per share on an after-tax basis.

•	Core deposit growth (excluding time deposits and the acquisitions of OMNI and Cameron) was $191 million, or 7%, during the second quarter of 2011 (29% annualized growth).

•	Capital ratios remain strong; Tangible common equity ratio was 10.15%, compared to 10.85% at March 31, 2011.

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During the second quarter of 2011, the Company implemented a new software system for the tracking and accounting for Covered Assets. Changes in the estimates and resulting cash flow projections lowered the yield for Covered Assets in the second quarter of 2011 compared to prior periods and projected future periods.

Balance Sheet Summary

Total assets increased $1.5 billion, or 15%, since March 31, 2011, to $11.5 billion at June 30, 2011. Over this period, total loans increased $1.1 billion, or 18%; investment securities grew $229 million, or 12%; and total deposits increased $1.2 billion, or 15%. Total shareholders’ equity increased $193 million, or 15%, since March 31, 2011, to $1.5 billion at June 30, 2011.

Investments

Total investment securities increased $229 million, or 12%, to $2.2 billion during the second quarter of 2011. As a percentage of total assets, the investment portfolio edged down from 20% at March 31, 2011, to 19% at June 30, 2011. The investment portfolio had a modified duration of 2.9 years at June 30, 2011, compared to 3.0 years at March 31, 2011. The unrealized gain in the investment portfolio increased $18 million, from $12 million at March 31, 2011 to $30 million at June 30, 2011. Based on projected prepayment speeds and other assumptions, at June 30, 2011, the portfolio was expected to generate approximately $834 million in cash flows, or about 39% of the portfolio, over the next 18 months. The average yield on investment securities increased 18 basis points on a linked quarter basis, to 2.74% in the second quarter of 2011. The Company holds in its investment portfolio primarily government agency and municipal securities. Municipal securities comprised only 9% of the total investment portfolio at June 30, 2011.

Loans

In the second quarter of 2011, total loans increased $1.1 billion, or 18%. OMNI accounted for $484 million of the loan growth, Cameron accounted for $368 million, and the loan portfolio associated with the FDIC-assisted acquisitions declined $125 million, or 6%, compared to March 31, 2011. Excluding loans acquired in the OMNI, Cameron, and FDIC-assisted transactions, total loans increased $307 million, or 7%, over that period (27% annualized rate). On that basis, commercial and business banking loans climbed $253 million, or 8% (31%

annualized rate), and consumer loans grew $70 million, or 7% (28% annualized rate), while mortgage loans declined $16 million, or 5%, over that period. Between the times at which the acquisitions were completed and June 30, 2011, loans acquired in FDIC-assisted acquisitions decreased by approximately $430 million, or 23%.

Of the $7.2 billion total loan portfolio at June 30, 2011, $1.5 billion (net of discounts), or 21% of total loans, were Covered Assets, which provide considerable protection against credit risk. Approximately $74 million of the impaired loans at the time of acquisition were marked to fair value at the time of acquisition. The remaining $5.7 billion in loans, or 79% of total loans, were associated with the Company’s legacy franchise, or loans that were acquired but required no impairment at acquisition or FDIC loss share protection.

Period-End Loan Volumes ($ in Millions)

	6/30/10	9/30/10	12/31/10	3/31/11	6/30/11
Commercial	$2,878	$2,947	$3,123	$3,255	$4,197
Consumer	929	926	960	1,003	1,211
Mortgage	430	406	370	344	330

Non-FDIC Loans	$4,237	$4,279	$4,453	$4,602	$5,738
Covered Assets	$1,524	$1,512	$1,583	$1,520	$1,463

Total Loans	$5,761	$5,791	$6,035	$6,122	$7,201
Non-FDIC Growth	1%	1%	4%	3%	25%

On a linked quarter basis, the yield on average total loans decreased 99 basis points to 6.24%. The decrease in average loan yield was primarily driven by the decline in yield on Covered Assets net of the FDIC Indemnification Asset. The loan yield (non-covered and covered loans net of the FDIC Indemnification Asset) was 4.65%, a decrease of 52 basis points on a linked quarter basis.

	3Q 2010		4Q 2010		1Q 2011		2Q 2011
	Avg Bal	Yield	Avg Bal	Yield	Avg Bal	Yield	Avg Bal	Yield
Non Covered Loans	$4,259,880	5.01%	$4,333,046	4.94%	$4,506,291	4.89%	$5,022,111	4.90%

FDIC Covered Loans	$1,570,831	9.27%	$1,466,098	10.67%	$1,545,551	14.20%	$1,489,782	10.89%
FDIC Indemnification Asset	865,810	-2.27%	899,558	-3.75%	708,809	-12.37%	666,159	-10.88%

Net Covered Portfolio	$2,436,641	5.13%	$2,365,656	5.14%	$2,254,360	5.74%	$2,155,941	4.08%

The Company projects the prospective yield on the net covered loan portfolio to increase from 4.09% in the second quarter of 2011 to approximately 4.90% in the third and fourth quarters of 2011, based on current FDIC loss share accounting assumptions and estimates. In addition, the Company projects an average net covered loan portfolio balance (including the FDIC indemnification asset) of $2.1 billion in the third quarter of 2011 and $2.0 billion in the fourth quarter of 2011.

Commercial real estate loans totaled $3.4 billion at June 30, 2011, of which approximately $0.8 billion, or 24%, were Covered Assets. In addition, these Covered Assets were purchased at substantial discounts.

At June 30, 2011, approximately 18% of the Company’s direct consumer loan portfolio (net of discounts) was Covered Assets or loans marked to fair value. The remaining legacy consumer portfolio maintained favorable asset quality. The average credit score of the legacy consumer loan portfolio was 725, and consumer loans past due 30 days or more were 0.42% of total consumer loans at June 30, 2011 (compared to 0.28% at March 31, 2011). Legacy home equity loans totaled $449 million, with 0.34% past due 30 days or more (0.31% at March 31, 2011). Legacy home equity lines of credit totaled $267 million, with 0.17% past due 30 days or more (0.22% at March 31, 2011). Annualized net charge-offs in this portfolio were 0.02% of total consumer loans in the second quarter of 2011 (0.90% in the first quarter of 2011). The weighted average loan-to-value at origination for this portfolio over the last three years was 67%.

The indirect automobile loan portfolio totaled $247 million at June 30, 2011, unchanged compared to this portfolio at March 31, 2011. At June 30, 2011, this portfolio equated to 3% of total loans and had 0.78% in loans past due 30 days or more (including nonaccruing loans), compared to 0.74% at March 31, 2011. Annualized net charge-offs in the indirect loan portfolio equated to approximately 0.09% of average loans in the second quarter of 2011, compared to 0.17% in the first quarter of 2011. Approximately 86% of the indirect automobile portfolio was loans to borrowers in the Acadiana region of Louisiana, which currently experiences a relatively favorable unemployment rate (6.4% in May 2011, the 59th lowest unemployment rate of 372 MSAs in the United States).

Asset Quality

The Company’s credit quality statistics are significantly affected by the FDIC-assisted acquisitions. However, the loss share arrangements with the FDIC and acquisition discounts are expected to provide substantial protection against losses on those Covered Assets. Under loss share agreements in connection with the FDIC-assisted acquisitions, the FDIC will cover 80% of the losses on the disposition of loans and OREO up to $1.2 billion, or $965 million (the Company covered the remaining $241 million at acquisition). In addition, the FDIC will cover 95% of losses that exceed a $970 million threshold level. The Company received a discount of approximately $515 million on the purchase of assets in the transactions.

The majority of assets acquired in the four FDIC-assisted transactions completed in 2009 and 2010 are Covered Assets and loan valuations incorporate estimated losses. The majority of troubled assets acquired in the OMNI and Cameron acquisitions were impaired and estimated credit marks were taken to adjust those assets to fair value. Total NPAs at June 30, 2011, were $932 million, up $19 million, or 2%, compared to March 31, 2011. Excluding $855 million in NPAs which were Covered Assets or acquired impaired loans marked to fair value, NPAs at June 30, 2011 were $77 million, down $1 million, or 1%, compared to March 31, 2011. On that basis, NPAs were 0.84% of total assets at June 30, 2011, compared to 1.01% of assets at March 31, 2011 and 0.86% one year ago.

Summary Asset Quality Statistics

($ thousands)	IBERIABANK Corp.
	2Q10*	3Q10*	4Q10*	1Q11*	2Q11**
Nonaccruals	$48,049	$41,081	$49,496	$60,034	$56,434
OREO & Foreclosed	15,214	16,968	18,496	17,056	18,461
90+ Days Past Due	5,645	6,817	1,455	454	2,191

Nonperforming Assets	$68,908	$64,865	$69,447	$77,544	$77,085

NPAs/Assets	0.86%	0.81%	0.91%	1.01%	0.84%
NPAs/(Loans + OREO)	1.62%	1.51%	1.55%	1.68%	1.36%
LLR/Loans	1.52%	1.43%	1.40%	1.45%	1.28%
Net Charge-Offs/Loans	0.57%	0.57%	0.96%	-0.06%	0.13%

*	Excludes the impact of all FDIC-assisted acquisitions
**	Excludes the impact of all FDIC-assisted acquisitions and acquired impaired loans from OMNI and Cameron

Excluding the FDIC-assisted transactions and impaired loans acquired at fair value, loans past due 30 days or more (including nonaccruing loans) increased $5 million and represented 1.40% of total loans at June 30, 2011, compared to 1.65% of total loans at March 31, 2011. On that basis, loans past due 30-89 days at June 30, 2011 totaled only $21 million, or 0.37% of total loans (compared to 0.34% of total loans at March 31, 2011) and troubled debt restructurings at June 30, 2011, totaled only $23 million, or 0.4% of total loans (compared to 0.5% of loans at March 31, 2011).

Loans Past Due

Loans Past Due 30 Days Or More And Nonaccruing Loans As % Of Loans Outstanding

	6/30/10	9/30/10	12/31/10	3/31/11	6/30/11
Consolidated (Ex-FDIC Covered Assets and SOP 03-3)
30+ days past due	0.77%	0.52%	0.33%	0.35%	0.41%
Non-accrual	1.13%	0.96%	1.11%	1.30%	0.99%

Total Past Due	1.90%	1.48%	1.44%	1.65%	1.40%

Consolidated (With FDIC Covered Assets)
30+ days past due	3.48%	1.98%	2.44%	2.04%	1.41%
Non-accrual	13.01%	12.95%	12.10%	11.89%	10.17%

Total Past Due	16.49%	14.93%	14.54%	13.93%	11.58%

The Company reported net charge-offs of $1.7 million in the second quarter of 2011, compared to net recoveries of $0.8 million on a linked quarter basis. The ratio of net charge-offs to average loans was 0.13% in the second quarter of 2011, compared to net recoveries of 0.06% of average loans in the first quarter of 2011. The Company recorded a $10.0 million loan loss provision in the second quarter of 2011, up from $5.5 million, or 83%, compared to the first quarter of 2011. Approximately $4.0 million in provision was related to organic loan growth and $2.6 million was due to impairments in selected pools of FDIC Covered Assets.

At June 30, 2011, the allowance for loan losses was 2.36% of total loans, compared to 2.44% at March 31, 2011. In accordance with generally accepted accounting principles, the Covered Assets and OMNI and Cameron acquired loans were marked to market at acquisition, including estimated loan impairments. Excluding the Covered Assets and impaired loans that were marked to fair value, the Company’s ratio of loan loss reserves to loans decreased from 1.45% at March 31, 2011, to 1.28% at June 30, 2011. Excluding the Covered Assets and all acquired loans, the Company’s ratio of loan loss reserve to loans increased from 1.45% at March 31, 2011 to 1.47% at June 30, 2011. Management considers the loan loss reserve adequate to absorb credit losses inherent in the loan portfolio at June 30, 2011.

Deposits

During the second quarter of 2011, total deposits increased $1.2 billion, or 15%. The acquisition of OMNI and Cameron accounted for $600 million and $548 million, respectively, of the growth between March 31 and June 30, 2011. Excluding the impact of the acquisitions, noninterest bearing deposits climbed $106 million, or 12% (47% annualized rate); NOW accounts declined $60 million, or 4%; savings and money market deposits expanded $145 million, or 5% (20% annualized rate); and time deposits decreased $128 million, or 5%. Excluding the acquisitions, the Company experienced deposit growth of $95 million in Louisiana, $62 million in Alabama, $37 million in Texas, and $14 million in Tennessee. Total deposits in Arkansas decreased $8 million and in Florida declined $106 million (78% of which were time deposits).

Period-End Deposit Volumes ($ in Millions)

	6/30/10	9/30/10	12/31/10	3/31/11	6/30/11
Noninterest	$821	$857	$879	$941	$1,323
NOW Accounts	1,333	1,254	1,282	1,395	1,639
Savings/MMkt	2,808	3,013	2,910	2,919	3,284
Time Deposits	3,112	3,139	2,844	2,604	2,828

Total Deposits	$8,074	$8,264	$7,915	$7,859	$9,074
Growth	1%	2%	-4%	-1%	15%

Average noninterest bearing deposits increased $189 million, or 21%, and interest-bearing deposits increased $164 million, or 2%, on a linked quarter basis. The rate on average interest bearing deposits in the second quarter of 2011 was 1.02%, a decrease of eight basis points on a linked quarter basis.

On a linked quarter basis, average long-term debt increased $5 million, or 1%, and the cost of the debt increased 115 basis points to 2.71% (due to the acquisitions). The Company had only $10 million in short-term borrowings at June 30, 2011. The cost of average interest bearing liabilities was 1.09% in the second quarter of 2011, a decrease of one basis point on a linked quarter basis. For the month of June 2011, the average cost of interest bearing liabilities was 1.03%.

Capital Position

The Company maintains strong capital ratios compared to peers. The equity-to-assets ratio was 13.16% at June 30, 2011, compared to 13.21% at March 31, 2011, and 12.58% one year ago. At June 30, 2011, the Company reported a tangible common equity ratio of 10.15%, a decrease of 70 basis points compared to 10.85% at March 31, 2011. The Company’s Tier 1 leverage ratio was 12.01%, up 36 basis points compared to 11.65% at March 31, 2011. The Company’s total risk-based capital ratio at June 30, 2011 was 17.32%, down 219 basis points compared to 19.51% at March 31, 2011. The decline in the total risk-based capital ratio was a result of the acquisition of OMNI and the reduction of Covered Assets (which maintain a 20% risk weighting) and corresponding increases in loans originated in the legacy franchise that do not carry FDIC loss share protection, and therefore carry greater than 20% risk weighting.

Regulatory Capital Ratios

At June 30, 2011

Capital Ratio	Well Capitalized	IBERIABANK	IBERIABANK Corporation
Tier 1 Leverage	5.00%	9.75%	12.01%
Tier 1 Risk Based	6.00%	13.08%	16.06%
Total Risk Based	10.00%	14.34%	17.32%

At June 30, 2011, book value per share was $49.88, up $1.20, or 2%, compared to March 31, 2011. Tangible book value per share decreased $1.78, or 5%, over that period, to $37.17 at June 30, 2011.

On June 17, 2011, the Company declared a quarterly cash dividend of $0.34 per share. This dividend level equated to an annualized dividend rate of $1.36 per share and an indicated dividend yield of 2.37%, based on the closing stock price of the Company’s common stock of $57.31 per share on July 26, 2011. This price equated to 1.15 times June 30, 2011 book value per share of $49.88 and 1.54 times June 30, 2011 tangible book value per share of $37.17.

Interest Rate Risk Position

The Company’s interest rate risk modeling at June 30, 2011, indicated the Company is fairly balanced over a 12-month time frame. A 100 basis point instantaneous and parallel upward shift in interest rates at June 30, 2011, was estimated to increase net interest income over 12 months by approximately 0.7%. Similarly, a 100 basis point decrease in interest rates was expected to increase net interest income by approximately 0.8%. At June 30, 2011, approximately 52% of the Company’s total loan portfolio had fixed interest rates. Eliminating fixed rate loans that mature within a one-year time frame reduces this percentage to 48%. Approximately 76% of the Company’s time deposit base will re-price within 12 months from June 30, 2011.

Operating Results

On a linked quarter basis, the yield on average investment securities increased 18 basis points, average total loan yield decreased 99 basis points, and the negative yield on Covered Assets increased by 149 basis points. The average earning asset yield decreased 30 basis points, while the cost of interest bearing deposits and liabilities decreased eight and one basis points, respectively. As a result, the tax-equivalent net interest spread and margin decreased 28 and 27 basis points, respectively. On a linked quarter basis, tax-equivalent net interest income decreased $2 million, or 3%, as the margin reduction was partially offset by an increase in average earning assets of $351 million, or 4%. On a linked quarter basis, the Company’s balance sheet expanded as a result of the acquisitions and organic loan growth, partially offset by compression of the Covered Assets.

Quarterly Average Yields/Cost (Taxable Equivalent Basis)

	2Q10	3Q10	4Q10	1Q11	2Q11
Earning Asset Yield	4.38%	4.13%	4.16%	4.47%	4.17%
Cost Of Int-Bearing Liabs	1.56%	1.44%	1.27%	1.10%	1.09%

Net Interest Spread	2.82%	2.70%	2.89%	3.37%	3.09%

Net Interest Margin	3.05%	2.91%	3.10%	3.55%	3.28%

Aggregate noninterest income increased $3 million, or 10%, on a linked quarter basis. The primary causes of the increased income were improved mortgage revenues of $0.5 million, title revenue increase of $0.7 million (an increase of 18%), service charge income increase of $0.8 million, and the gain on sale of investments of $1.5 million, partially offset by a decrease in FDIC reimbursements of $1.1 million, or 86%.

The Company originated $353 million in mortgage loans during the second quarter of 2011, up $64 million, or 22%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 19% of mortgage loan applications in the second quarter of 2011 compared to 53% in the first quarter of 2011, and approximately 26% between June 30, 2011, and July 22, 2011. The Company sold $331 million in mortgage loans during the second quarter of 2011, up $13 million, or 4%, compared to the first quarter of 2011. Sales margins improved on a linked quarter basis. Gains on the sale of mortgage loans increased $0.5 million, or 6%, on a linked quarter basis. The mortgage origination pipeline was approximately $154 million at June 30, 2011, and has since climbed to approximately $161 million at July 15, 2011. Mortgage loan repurchases and make-whole payments were less than $0.2 million in each the first and second quarters of 2011.

Noninterest expense increased $11 million, or 13%, on a linked quarter basis. In aggregate, acquisition and conversion-related costs totaled approximately $2 million in the first quarter of 2011 and $7 million in the second quarter of 2011. Noninterest expense increased $2.7 million, or 3%, excluding acquisition and conversion-related costs, the $2.7 million settlement on the class action lawsuit, and $0.4 million trust preferred prepayment premium. The primary cause of the increase was one month of additional operating expenses associated with the acquired OMNI and Cameron franchises.

The tangible efficiency ratio of IBERIABANK was approximately 75% in the second quarter of 2011, compared to 64% in the first quarter of 2011.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 259 combined offices, including 170 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 24 title insurance offices in Arkansas and Louisiana, mortgage representatives in 58 locations in 12 states, six locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, LLC office in New Orleans. The Company opened two new bank branch offices since March 31, 2011, in Birmingham and Houston, and mortgage offices in Warner Robins, Georgia, Searcy, Arkansas, and Deland, Florida.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $1.7 billion, based on the NASDAQ closing stock price on July 26, 2011.

The following 13 investment firms currently provide equity research coverage on IBERIABANK Corporation:

•	B. Riley & Company

•	FIG Partners, LLC

•	Guggenheim Partners

•	Keefe, Bruyette & Woods

•	Morgan Keegan & Company, Inc.

•	Oppenheimer & Co., Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	Stifel Nicolaus & Company

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Wednesday, July 27, 2011, beginning at 8:30 a.m. Central Time by dialing 1-800-230-1766. The confirmation code for the call is 209143. A replay of the call will be available until midnight Central Time on August 3, 2011 by dialing 1-800-475-6701. The confirmation code for the replay is 209143. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the current level of market volatility and our ability to execute our growth strategy, including the availability of future FDIC-assisted failed bank opportunities, unanticipated losses related to the integration of, and accounting for, acquired businesses and assets and assumed liabilities in FDIC-assisted transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in FDIC-assisted acquisitions, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational infrastructure, hurricanes and other adverse weather events, the volatility and low trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com, under the heading “Investor Information.” All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

IBERIABANK CORPORATION

FINANCIAL HIGHLIGHTS

	For The Quarter Ended June 30,			For The Quarter Ended March 31,
	2011	2010	% Change	2011	% Change
Income Data (in thousands):
Net Interest Income	$75,965	$70,139	8%	$78,748	(4%)
Net Interest Income (TE) (1)	78,008	72,730	7%	80,195	(3%)
Net Income	5,186	8,840	(41%)	14,647	(65%)
Earnings Available to Common Shareholders- Basic	5,186	8,840	(41%)	14,647	(65%)
Earnings Available to Common Shareholders- Diluted	5,099	8,651	(41%)	14,356	(64%)

Per Share Data:
Earnings Available to Common Shareholders - Basic	$0.19	$0.33	(44%)	$0.54	(66%)
Earnings Available to Common Shareholders - Diluted	0.18	0.33	(44%)	0.54	(66%)
Book Value Per Common Share	49.88	48.57	3%	48.68	2%
Tangible Book Value Per Common Share (2)	37.17	38.97	(5%)	38.95	(5%)
Cash Dividends	0.34	0.34	—	0.34	—
Closing Stock Price	57.64	51.48	12%	60.13	(4%)

Key Ratios: (3)
Operating Ratios:
Return on Average Assets	0.20%	0.34%		0.59%
Return on Average Common Equity	1.50%	2.72%		4.52%
Return on Average Tangible Common Equity (2)	2.20%	3.71%		5.95%
Net Interest Margin (TE) (1)	3.28%	3.05%		3.55%
Efficiency Ratio	86.7%	75.1%		76.4%
Tangible Efficiency Ratio (TE) (1) (2)	83.6%	71.8%		74.0%
Full-time Equivalent Employees	2,560	1,993		2,142

Capital Ratios:
Tangible Common Equity Ratio	10.15%	10.35%		10.85%
Tangible Common Equity to Risk-Weighted Assets	14.96%	18.74%		16.92%
Tier 1 Leverage Ratio	12.01%	11.19%		11.65%
Tier 1 Capital Ratio	16.06%	20.16%		18.25%
Total Risk Based Capital Ratio	17.32%	21.86%		19.51%
Common Stock Dividend Payout Ratio	198.1%	103.3%		62.6%

Asset Quality Ratios:
Excluding FDIC Covered Assets and SOP 03-3 acquired loans
Nonperforming Assets to Total Assets (4)	0.84%	0.86%		1.01%
Allowance for Loan Losses to Loans	1.28%	1.52%		1.45%
Net Charge-offs to Average Loans	0.13%	0.57%		-0.06%
Nonperforming Assets to Total Loans and OREO (4)	1.36%	1.62%		1.68%

	For The Quarter Ended		For The Quarter Ended
	June 30,		March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Balance Sheet Summary (in thousands):	End of Period	Average	Average	Average	Average
Excess Liquidity (5)	$68,504	$104,819	$217,017	$616,267	$966,031
Total Investment Securities	2,215,361	2,061,814	2,030,287	2,014,934	1,919,056
Loans, Net of Unearned Income	7,200,646	6,511,894	6,051,841	5,799,144	5,830,711
Loans, Net of Unearned Income, Excluding Covered Loans and SOP 03-3	5,663,511	4,997,159	4,506,308	4,333,046	4,259,880
Total Assets	11,452,420	10,439,384	10,005,614	10,369,615	10,641,188
Total Deposits	9,073,522	8,246,544	7,893,757	8,134,590	8,280,901
Total Shareholders’ Equity	1,506,988	1,387,239	1,313,138	1,314,184	1,312,569

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(3)	All ratios are calculated on an annualized basis for the period indicated.
(4)	Nonperforming assets consist of nonaccruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5)	Excess Liquidity includes interest-bearing deposits in banks and fed funds sold.

IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

BALANCE SHEET (End of Period)	June 30,			March 31,
	2011	2010	% Change	2011	% Change
ASSETS
Cash and Due From Banks	$193,360	$93,531	106.7%	$144,508	33.8%
Interest-bearing Deposits in Banks	68,444	1,031,205	(93.4%)	146,010	(53.1%)

Total Cash and Equivalents	261,804	1,124,736	(76.7%)	290,518	(9.9%)
Investment Securities Available for Sale	1,937,169	1,441,994	34.3%	1,710,326	13.3%
Investment Securities Held to Maturity	278,192	305,629	(9.0%)	275,841	0.9%

Total Investment Securities	2,215,361	1,747,623	26.8%	1,986,167	11.5%
Mortgage Loans Held for Sale	75,615	114,914	(34.2%)	52,732	43.4%
Loans, Net of Unearned Income	7,200,646	5,760,550	25.0%	6,121,590	17.6%
Allowance for Loan Losses	(169,988)	(96,000)	77.1%	(149,119)	14.0%

Loans, net	7,030,658	5,664,550	24.1%	5,972,471	17.7%
Loss Share Receivable	670,465	822,858	(18.5%)	689,004	(2.7%)
Premises and Equipment	275,502	195,464	40.9%	231,797	18.9%
Goodwill and Other Intangibles	383,969	258,100	48.8%	262,940	46.0%
Other Assets	539,046	443,772	21.5%	459,794	17.2%

Total Assets	$11,452,420	$10,372,017	10.4%	$9,945,423	15.2%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$1,322,546	$820,254	61.2%	$941,021	40.5%
NOW Accounts	1,638,839	1,333,137	22.9%	1,395,172	17.5%
Savings and Money Market Accounts	3,283,793	2,808,412	16.9%	2,918,924	12.5%
Certificates of Deposit	2,828,344	3,112,124	(9.1%)	2,603,918	8.6%

Total Deposits	9,073,522	8,073,927	12.4%	7,859,035	15.5%
Short-term Borrowings	10,000	15,000	(33.3%)	—	0.0%
Securities Sold Under Agreements to Repurchase	205,778	184,969	11.2%	215,537	(4.5%)
Trust Preferred Securities	111,862	136,424	(18.0%)	103,655	7.9%
Other Long-term Debt	351,154	449,706	(21.9%)	297,851	17.9%
Other Liabilities	193,116	207,058	(6.7%)	155,621	24.1%

Total Liabilities	9,945,432	9,067,084	9.7%	8,631,699	15.2%
Total Shareholders’ Equity	1,506,988	1,304,933	15.5%	1,313,724	14.7%

Total Liabilities and Shareholders’ Equity	$11,452,420	$10,372,017	10.4%	$9,945,423	15.2%

BALANCE SHEET (Average)	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010

ASSETS
Cash and Due From Banks	$157,412	$145,062	$100,550	$95,687	$95,822
Interest-bearing Deposits in Banks	104,800	211,773	608,927	959,540	1,007,446
Investment Securities	2,061,814	2,030,287	2,014,934	1,919,056	1,617,372
Mortgage Loans Held for Sale	56,783	47,883	127,723	131,944	82,502
Loans, Net of Unearned Income	6,511,894	6,051,841	5,799,144	5,830,711	5,616,203
Allowance for Loan Losses	(147,889)	(135,525)	(129,082)	(92,941)	(63,115)
Loss Share Receivable	666,159	708,809	899,558	865,810	914,437
Other Assets	1,028,411	945,484	947,861	931,381	1,045,702

Total Assets	$10,439,384	$10,005,614	$10,369,615	$10,641,188	$10,316,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$1,090,281	$901,529	$881,634	$840,765	$818,985
NOW Accounts	1,472,547	1,338,437	1,269,316	1,281,554	1,347,510
Savings and Money Market Accounts	3,053,046	2,922,483	2,995,002	2,953,907	2,678,399
Certificates of Deposit	2,630,670	2,731,308	2,988,638	3,204,675	3,113,010

Total Deposits	8,246,544	7,893,757	8,134,590	8,280,901	7,957,904
Short-term Borrowings	21,919	—	3,234	17,402	17,967
Securities Sold Under Agreements to Repurchase	200,565	216,494	233,116	214,411	176,357
Trust Preferred Securities	106,944	109,119	111,292	136,107	136,466
Long-term Debt	315,570	307,964	324,528	431,059	503,457
Other Liabilities	160,603	165,142	248,671	248,739	220,474

Total Liabilities	9,052,145	8,692,476	9,055,431	9,328,619	9,012,625
Total Shareholders’ Equity	1,387,239	1,313,138	1,314,184	1,312,569	1,303,744

Total Liabilities and Shareholders’ Equity	$10,439,384	$10,005,614	$10,369,615	$10,641,188	$10,316,369

IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Three Months Ended
INCOME STATEMENT	June 30,			March 31,
	2011	2010	% Change	2011	% Change
Interest Income	$97,127	$101,217	(4.0%)	$99,434	(2.3%)
Interest Expense	21,162	31,078	(31.9%)	20,686	2.3%

Net Interest Income	75,965	70,139	8.3%	78,748	(3.5%)
Provision for Loan Losses	9,990	12,899	(22.5%)	5,471	82.6%

Net Interest Income After Provision for Loan Losses	65,975	57,240	15.3%	73,277	(10.0%)
Service Charges	6,343	6,376	(0.5%)	5,512	15.1%
ATM / Debit Card Fee Income	2,966	2,557	16.0%	2,913	1.8%
BOLI Proceeds and Cash Surrender Value Income	748	717	4.2%	725	3.1%
Gain on Acquisition	—	—	0.0%	—	0.0%
Gain on Sale of Loans, net	9,389	10,625	(11.6%)	8,892	5.6%
Gain (Loss) on Sale of Investments, net	1,428	60	2270.1%	47	2911.5%
Title Revenue	4,492	4,813	(6.7%)	3,810	17.9%
Broker Commissions	2,624	1,671	57.0%	2,642	(0.7%)
Other Noninterest Income	2,998	3,885	(22.8%)	3,753	(20.1%)

Total Noninterest Income	30,988	30,704	0.9%	28,295	9.5%
Salaries and Employee Benefits	46,048	39,578	16.3%	43,629	5.5%
Occupancy and Equipment	12,067	8,121	48.6%	9,113	32.4%
Amortization of Acquisition Intangibles	1,183	1,269	(6.8%)	1,169	1.2%
Other Noninterest Expense	33,409	26,807	24.6%	27,821	20.1%

Total Noninterest Expense	92,706	75,775	22.3%	81,732	13.4%
Income Before Income Taxes	4,257	12,169	(65.0%)	19,840	(78.5%)
Income Taxes	(929)	3,329	(127.9%)	5,193	(117.9%)

Net Income	$5,186	$8,840	(41.3%)	$14,647	(64.6%)

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders - Basic	5,186	8,840	(41.3%)	14,647	(64.6%)

Earnings Allocated to Unvested Restricted Stock	(87)	(189)	(53.8%)	(291)	(70.1%)

Earnings Available to Common Shareholders - Diluted	5,099	8,651	(41.1%)	14,356	(64.5%)

Earnings Per Share, diluted	$0.18	$0.33	(43.6%)	$0.54	(65.9%)

Impact of Merger-related Expenses	$0.15	$0.08	81.2%	$0.04	309.4%

Earnings Per Share, diluted, Excluding Merger-related Expenses	$0.33	$0.41	37.7%	$0.58	(43.5%)

NUMBER OF SHARES OUTSTANDING
Basic Shares (Average)	28,015,846	26,804,334	4.5%	26,845,124	4.4%
Diluted Shares (Average)	27,677,313	26,506,238	4.4%	26,560,866	4.2%
Book Value Shares (Period End) (1)	30,214,550	26,865,543	12.5%	26,985,467	12.0%

	2011		2010
INCOME STATEMENT	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Interest Income	$97,127	$99,434	$97,716	$99,818	$101,217
Interest Expense	21,162	20,686	25,367	29,885	31,078

Net Interest Income	75,965	78,748	72,349	69,933	70,139
Provision for Loan Losses	9,990	5,471	11,224	5,128	12,899

Net Interest Income After Provision for Loan Losses	65,975	73,277	61,125	64,805	57,240
Total Noninterest Income	30,988	28,295	38,052	36,781	30,704
Total Noninterest Expense	92,706	81,732	81,102	80,371	75,775

Income Before Income Taxes	4,257	19,840	18,075	21,215	12,169
Income Taxes	(929)	5,193	5,033	7,275	3,329

Net Income	$5,186	$14,647	$13,042	$13,940	$8,840

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders - Basic	5,186	14,647	13,042	13,940	8,840

Earnings Allocated to Unvested Restricted Stock	(87)	(291)	(261)	(288)	(189)

Earnings Available to Common Shareholders - Diluted	$5,099	$14,356	$12,781	$13,652	$8,651

Earnings Per Share, basic	$0.19	$0.54	$0.49	$0.52	$0.33

Earnings Per Share, diluted	$0.18	$0.54	$0.48	$0.52	$0.33

Book Value Per Common Share	$49.88	$48.68	$48.50	$48.63	$48.57
Tangible Book Value Per Common Share	$37.17	$38.95	$38.68	$38.76	$38.97

Return on Average Assets	0.20%	0.59%	0.50%	0.52%	0.34%
Return on Average Common Equity	1.50%	4.52%	3.94%	4.21%	2.72%
Return on Average Tangible Common Equity	2.20%	5.95%	5.26%	5.60%	3.71%

(1)	Shares used for book value purposes exclude shares held in treasury at the end of the period.

IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Six Months Ended
INCOME STATEMENT	June 30,
	2011	2010	% Change
Interest Income	$196,562	$198,837	(1.1%)
Interest Expense	41,848	59,492	(29.7%)

Net Interest Income	154,714	139,345	11.0%
Provision for Loan Losses	15,461	26,100	(40.8%)

Net Interest Income After Provision for Loan Losses	139,253	113,245	23.0%
Service Charges	11,855	12,277	(3.4%)
ATM / Debit Card Fee Income	5,879	4,882	20.4%
BOLI Proceeds and Cash Surrender Value Income	1,473	1,426	3.3%
Gain on Acquisition	—	3,781	(100.0%)
Gain on Sale of Loans, net	18,281	17,999	1.6%
Gain (Loss) on Sale of Investments, net	1,476	983	50.2%
Title Revenue	8,302	8,516	(2.5%)
Broker Commissions	5,266	2,883	82.6%
Other Noninterest Income	6,751	6,310	7.0%

Total Noninterest Income	59,283	59,057	0.4%
Salaries and Employee Benefits	89,678	75,390	19.0%
Occupancy and Equipment	21,179	15,714	34.8%
Amortization of Acquisition Intangibles	2,352	2,279	3.2%
Other Noninterest Expense	61,231	49,392	24.0%

Total Noninterest Expense	174,440	142,775	22.2%
Income Before Income Taxes	24,096	29,527	(18.4%)
Income Taxes	4,263	7,684	(44.5%)

Net Income	$19,833	$21,843	(9.2%)

Preferred Stock Dividends	—	—	—

Earnings Available to Common Shareholders - Basic	19,833	21,843	(9.2%)

Earnings Allocated to Unvested Restricted Stock	(378)	(433)	(12.6%)

Earnings Available to Common Shareholders - Diluted	19,455	21,410	(9.1%)

Earnings Per Share, diluted	$0.72	$0.88	(18.6%)

Impact of Merger-related Expenses	$0.19	$0.15	22.8%

Earnings Per Share, diluted, Excluding Merger-related Expenses	$0.91	$1.03	4.1%

IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

LOANS RECEIVABLE	June 30,			March 31,
	2011	2010	% Change	2011	% Change
Residential Mortgage Loans:
Residential 1-4 Family	$546,339	$767,502	(28.8%)	$576,169	(5.2%)
Construction/ Owner Occupied	17,694	23,251	(23.9%)	14,742	20.0%

Total Residential Mortgage Loans	564,033	790,753	(28.7%)	590,911	(4.5%)
Commercial Loans:
Real Estate	3,398,830	2,484,828	36.8%	2,679,814	26.8%
Business	1,762,719	1,348,217	30.7%	1,572,642	12.1%

Total Commercial Loans	5,161,549	3,833,045	34.7%	4,252,456	21.4%
Consumer Loans:
Indirect Automobile	247,103	268,936	(8.1%)	247,234	(0.1%)
Home Equity	1,006,113	722,272	39.3%	878,650	14.5%
Automobile	34,331	30,640	12.0%	31,709	8.3%
Credit Card Loans	45,461	42,302	7.5%	41,432	9.7%
Other	142,056	72,603	95.7%	79,198	79.4%

Total Consumer Loans	1,475,064	1,136,752	29.8%	1,278,223	15.4%

Total Loans Receivable	7,200,646	5,760,550	25.0%	6,121,590	17.6%

Allowance for Loan Losses	(169,988)	(96,000)		(149,119)

Loans Receivable, Net	$7,030,658	$5,664,550		$5,972,471

ASSET QUALITY DATA (1)	June 30,			March 31,
	2011	2010	% Change	2011	% Change
Nonaccrual Loans	$790,953	$652,359	21.2%	$800,265	(1.2%)
Foreclosed Assets	18	12	46.2%	162	(89.2%)
Other Real Estate Owned	117,724	45,831	156.9%	83,024	41.8%
Accruing Loans More Than 90 Days Past Due	23,070	93,712	(75.4%)	29,279	(21.2%)

Total Nonperforming Assets	$931,765	$791,914	17.7%	$912,730	2.1%

Loans 30-89 Days Past Due	86,880	117,769	(26.2%)	107,725	(19.4%)

Troubled Debt Restructurings (2)	137,416	68,333	101.1%	103,573	32.7%
Current Troubled Debt Restructurings (3)	26,293	17,895	46.9%	21,135	24.4%

Nonperforming Assets to Total Assets	8.14%	7.64%	6.6%	9.18%	(11.3%)
Nonperforming Assets to Total Loans and OREO	12.73%	13.64%	(6.6%)	14.71%	(13.4%)
Allowance for Loan Losses to Nonperforming Loans (4)	20.9%	12.9%	62.3%	18.0%	16.2%
Allowance for Loan Losses to Nonperforming Assets	18.2%	12.1%	50.5%	16.3%	11.7%
Allowance for Loan Losses to Total Loans	2.36%	1.67%	41.7%	2.44%	(3.1%)
Year to Date Charge-offs	$5,962	$14,596	(59.2%)	$3,294	N/M
Year to Date Recoveries	(5,008)	(3,391)	47.7%	(4,058)	N/M

Year to Date Net Charge-offs (Recoveries)	$954	$11,205	(91.5%)	$(764)	N/M

Quarter to Date Net Charge-offs (Recoveries)	$1,718	$6,111	(71.9%)	$(764)	(324.9%)

(1)	For purposes of this table, nonperforming assets include all loans meeting nonperforming asset criteria,

including assets acquired in FDIC-assisted transactions.

(2)	Troubled debt restructurings meeting past due and nonaccruing criteria are included in loans past due and nonaccrual loans above.
(3)	Current troubled debt restructurings are defined as troubled debt restructurings not past due or on nonaccrual status for the respective periods.
(4)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented

IBERIABANK CORPORATION (EXCLUDING COVERED ASSETS AND SOP 03-3)

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

LOANS RECEIVABLE (Ex-Covered Assets and SOP 03-3) (1)	June 30,			March 31,
	2011	2010	% Change	2011	% Change
Residential Mortgage Loans:
Residential 1-4 Family	$312,022	$414,618	(24.7%)	$329,564	(5.3%)
Construction/ Owner Occupied	17,694	15,395	14.9%	14,742	20.0%

Total Residential Mortgage Loans	329,716	430,013	(23.3%)	344,306	(4.2%)
Commercial Loans:
Real Estate	2,577,101	1,723,108	49.6%	1,842,777	39.8%
Business	1,554,493	1,154,548	34.6%	1,412,549	10.0%

Total Commercial Loans	4,131,594	2,877,656	43.6%	3,255,326	26.9%
Consumer Loans:
Indirect Automobile	247,103	268,936	(8.1%)	247,234	(0.1%)
Home Equity	742,560	517,287	43.5%	608,129	22.1%
Automobile	34,330	30,640	12.0%	31,709	8.3%
Credit Card Loans	44,438	40,989	8.4%	40,369	10.1%
Other	133,770	70,804	88.9%	74,962	78.5%

Total Consumer Loans	1,202,201	928,655	29.5%	1,002,403	19.9%

Total Loans Receivable	5,663,511	4,236,325	33.7%	4,602,035	23.1%

Allowance for Loan Losses	(72,273)	(64,242)		(66,816)

Loans Receivable, Net	$5,591,238	$4,172,083		$4,535,219

ASSET QUALITY DATA (Ex-Covered Assets and SOP 03-3) (1)	June 30,			March 31,
	2011	2010	% Change	2011	% Change
Nonaccrual Loans	$56,434	$48,049	17.5%	$60,034	(6.0%)
Foreclosed Assets	17	12	45.3%	33	(47.5%)
Other Real Estate Owned	18,443	15,202	21.3%	17,023	8.3%
Accruing Loans More Than 90 Days Past Due	2,191	5,645	(61.2%)	454	382.6%

Total Nonperforming Assets	$77,085	$68,908	11.9%	$77,544	(0.6%)

Loans 30-89 Days Past Due	21,234	27,252	(22.1%)	15,838	34.1%

Troubled Debt Restructurings (2)	22,519	5,622	300.5%	23,579	(4.5%)
Current Troubled Debt Restructurings (3)	94	2	6107.8%	56	68.6%

Nonperforming Assets to Total Assets	0.84%	0.86%	0.7%	1.01%	(13.6%)
Nonperforming Assets to Total Loans and OREO	1.36%	1.62%	(16.1%)	1.68%	(19.0%)
Allowance for Loan Losses to Nonperforming Loans (4)	123.3%	119.6%	3.0%	110.5%	11.6%
Allowance for Loan Losses to Nonperforming Assets	93.8%	93.2%	0.6%	86.2%	8.8%
Allowance for Loan Losses to Total Loans	1.28%	1.52%	(15.6%)	1.45%	(11.8%)
Year to Date Charge-offs	$5,466	$13,501	(59.5%)	$3,076	N/M
Year to Date Recoveries	(4,493)	(3,380)	32.9%	(3,731)	N/M

Year to Date Net Charge-offs (Recoveries)	$973	$10,121	(83.7%)	$(655)	N/M

Quarter to Date Net Charge-offs (Recoveries)	$1,628	$5,956	(72.7%)	$(655)	(348.5%)

(1)	For purposes of this table, loan balances and nonperforming assets exclude assets acquired in FDIC-assisted transactions and acquired impaired loans from OMNI and Cameron.
(2)	Troubled debt restructurings meeting past due and nonaccruing criteria are included in loans past due and nonaccrual loans above.
(3)	Current troubled debt restructurings are defined as troubled debt restructurings not past due for the respective periods.
(4)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented

IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Quarter Ended
	June 30, 2011		March 31, 2011		June 30, 2010
	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$580,273	6.15%	$610,556	7.49%	$902,597	7.26%
Commercial Loans (TE) (1)	4,559,315	6.49%	4,183,035	6.88%	3,644,349	5.99%
Consumer and Other Loans	1,372,306	5.44%	1,258,251	8.23%	1,069,257	6.81%

Total Loans	6,511,894	6.24%	6,051,842	7.23%	5,616,203	6.35%
Loss Share Receivable	666,159	-10.88%	708,809	-12.37%	914,437	-0.49%

Total Loans and Loss Share Receivable	7,178,053	4.65%	6,760,651	5.17%	6,530,640	5.39%
Mortgage Loans Held for Sale	56,783	4.53%	47,883	7.17%	82,502	4.65%
Investment Securities (TE) (1)(2)	2,041,303	2.74%	2,006,499	2.56%	1,573,403	3.23%
Other Earning Assets	166,528	1.00%	276,945	0.62%	1,174,474	0.29%

Total Earning Assets	9,442,667	4.17%	9,091,978	4.47%	9,361,019	4.38%
Allowance for Loan Losses	(147,889)		(135,525)		(63,115)
Nonearning Assets	1,144,606		1,049,161		1,018,465

Total Assets	$10,439,384		$10,005,614		$10,316,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	$1,472,547	0.54%	$1,338,437	0.58%	$1,347,510	0.74%
Savings and Money Market Accounts	3,053,046	0.76%	2,922,483	0.78%	2,678,399	1.54%
Certificates of Deposit	2,630,670	1.58%	2,731,308	1.70%	3,113,010	1.71%

Total Interest-bearing Deposits	7,156,263	1.02%	6,992,228	1.10%	7,138,919	1.46%
Short-term Borrowings	222,484	0.25%	216,494	0.24%	194,324	0.40%
Long-term Debt	422,514	2.71%	417,083	1.56%	639,923	3.01%

Total Interest-bearing Liabilities	7,801,261	1.09%	7,625,805	1.10%	7,973,166	1.56%
Noninterest-bearing Demand Deposits	1,090,281		901,529		818,985
Noninterest-bearing Liabilities	160,603		165,142		220,474

Total Liabilities	9,052,145		8,692,476		9,012,625
Shareholders’ Equity	1,387,239		1,313,138		1,303,744

Total Liabilities and Shareholders’ Equity	$10,439,384		$10,005,614		$10,316,369

Net Interest Spread	$75,965	3.09%	$78,748	3.37%	$70,139	2.82%
Tax-equivalent Benefit	2,042	0.08%	1,447	0.08%	2,591	0.08%
Net Interest Income (TE) / Net Interest Margin (TE) (1)	$78,007	3.28%	$80,195	3.55%	$72,730	3.05%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Six Months Ended
	June 30, 2011		June 30, 2010
	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$595,330	6.84%	$947,347	6.49%
Commercial Loans (TE) (1)	4,372,214	6.68%	3,670,873	5.84%
Consumer and Other Loans	1,315,594	6.77%	1,059,835	6.65%

Total Loans	6,283,138	6.71%	5,678,055	6.10%
Loss Share Receivable	687,366	-11.64%	973,579	0.13%

Total Loans and Loss Share Receivable	6,970,504	5.12%	6,651,634	5.43%
Mortgage Loans Held for Sale	52,358	5.73%	66,744	4.66%
Investment Securities (TE) (1)(2)	2,023,997	2.65%	1,557,201	3.31%
Other Earning Assets	221,432	0.76%	896,900	0.26%

Total Earning Assets	9,268,291	4.32%	9,172,479	4.41%
Allowance for Loan Losses	(141,741)		(59,022)
Nonearning Assets	1,097,148		984,074

Total Assets	$10,223,698		$10,097,531

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	$1,405,862	0.56%	$1,372,092	0.74%
Savings and Money Market Accounts	2,988,125	0.77%	2,540,867	1.59%
Certificates of Deposit	2,680,711	1.64%	3,096,390	1.56%

Total Interest-bearing Deposits	7,074,698	1.06%	7,009,349	1.41%
Short-term Borrowings	219,505	0.24%	197,853	0.39%
Long-term Debt	419,814	2.14%	687,924	2.90%

Total Interest-bearing Liabilities	7,714,017	1.09%	7,895,126	1.52%
Noninterest-bearing Demand Deposits	996,427		821,956
Noninterest-bearing Liabilities	162,860		195,355

Total Liabilities	8,873,304		8,912,437
Shareholders’ Equity	1,350,394		1,185,094

Total Liabilities and Shareholders’ Equity	$10,223,698		$10,097,531

Net Interest Spread	$154,714	3.23%	$139,345	2.89%
Tax-equivalent Benefit	3,489	0.08%	4,424	0.08%
Net Interest Income (TE) / Net Interest Margin (TE) (1)	$158,203	3.41%	$143,769	3.10%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands)

	For The Quarter Ended
	6/30/2011	3/31/2011	6/30/2010
Net Interest Income	$75,965	$78,748	$70,139
Effect of Tax Benefit on Interest Income	2,042	1,447	2,591

Net Interest Income (TE) (1)	78,007	80,195	72,730

Noninterest Income	30,988	28,295	30,704
Effect of Tax Benefit on Noninterest Income	403	390	386

Noninterest Income (TE) (1)	31,391	28,685	31,090

Total Revenues (TE) (1)	$109,398	$108,880	$103,820

Total Noninterest Expense	$92,706	$81,732	$75,775
Less Intangible Amortization Expense	(1,183)	(1,169)	(1,269)

Tangible Operating Expense (2)	$91,523	$80,563	$74,506

Return on Average Common Equity	1.50%	4.52%	2.72%
Effect of Intangibles (2)	0.70%	1.43%	0.99%

Return on Average Tangible Common Equity (2)	2.20%	5.95%	3.71%

Efficiency Ratio	86.7%	76.4%	75.1%
Effect of Tax Benefit Related to Tax Exempt Income	(2.0%)	(1.3%)	(2.1%)

Efficiency Ratio (TE) (1)	84.7%	75.1%	73.0%
Effect of Amortization of Intangibles	(1.1%)	(1.1%)	(1.2%)

Tangible Efficiency Ratio (TE) (1) (2)	83.6%	74.0%	71.8%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.